Exhibit (e)(2)

AMENDED AND RESTATED EXHIBIT A

TO THE ETF DISTRIBUTION AGREEMENT BETWEEN FLEXSHARES TRUST

AND FORESIDE FUND SERVICES, LLC, DATED SEPTEMBER 1, 2011

Intending to be legally bound, the undersigned hereby amend and restate Exhibit A to the aforesaid Agreement to include the following investment portfolios as of February 23, 2012:

FlexSharesSM Morningstar US Market Factor Tilt Index Fund

FlexSharesSM Morningstar Developed ex-US Markets Factor Tilt Index Fund

FlexSharesSM Morningstar Emerging Markets Factor Tilt Index Fund

FlexSharesSM Morningstar Global Upstream Natural Resources Index Fund

FlexSharesSM iBoxx 3-Year Target Duration TIPS Index Fund

FlexSharesSM iBoxx 5-Year Target Duration TIPS Index Fund

FlexSharesSM iBoxx 7-Year Target Duration TIPS Index Fund

FlexSharesSM Ready Access Variable Income Fund

All signatures need not appear on the same copy of this Amended and Restated Exhibit A.

FLEXSHARES TRUST

By:	/s/ Peter K. Ewing
Name:	Peter K. Ewing
Title:	Vice President

FORESIDE FUND SERVICES, LLC

By:	/s/ Mark Fairbanks
Name:	Mark Fairbanks
Title:	President